Exhibit 21.1  List of Subsidiaries

                                                                                     Subsidiaries of the Company

Name of Subsidiary                                                                                                             Country of Incorporation

Taitron Components Mexico, S.A. de C.V. Taitron Components Taiwan Branch (U.S.A.) Taitron Components Incorporated e Representacoes do Brasil LTDA	Mexico Taiwan Brazil